SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                ---------------------------------

                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

            Interstate National Dealer Services, Inc.
     (Exact name of registrant as specified in its charter)



               Delaware                            11-3078398
(State of incorporation or organization)       (I.R.S. Employer
                                              Identification No.)

 333 Earle Ovington Boulevard,
 Mitchel Field, New York                            11553-9340
(Address of principal executive offices)            (Zip Code)

If this form relates to the
registration of a class of
debt securities and is
effective upon filing pursuant
to General Instruction A(c)(1)
please check the following
box. | |

If this form relates to the
registration of a class of
debt securities and is to
become effective
simultaneously with the
effectiveness of a concurrent
registration statement under
the Securities Act of 1933
pursuant to General
Instruction A(c)(2) please
check the following box.  | |


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
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                              NONE

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
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     Title of each class           Name of each exchange on which
     to be registered              each class is to be registered

Units (each Unit consisting
of 1 Share Common Stock and
1 Redeemable Common Stock
Purchase Warrant)                  NASDAQ National Market
----------------------------       ------------------------------

Common Stock                       NASDAQ National Market
----------------------------       ------------------------------

Warrants                           NASDAQ National Market
----------------------------       ------------------------------


Common Stock Purchase Rights       NASDAQ National Market
----------------------------       ------------------------------


ITEM 1. Description of Registrant's Securities to be Registered. The description of the Registrant's Units, Common Stock and Warrants to be registered is incorporated herein by reference to the information in Registrant's Registration Statement No. 33-74222-NY under the heading "Description of Securities." The description of the Registrant's Common Stock Purchase Rights to be registered is incorporated herein by reference to the information contained in Item 1 of Registrant's Registration Statement on Form 8-A (File No. 1-12938) filed with the Securities and Exchange Commission on October 27, 1995.


ITEM 2.   Exhibits

          3.1   -   Amended and Restated Certificate of
                    Incorporation of Registrant
                    (incorporated by reference to
                    Exhibit No. 3.3 filed as part of
                    the Registrant's Registration
                    Statement No. 33-74222-NY).

          3.2   -   Amended and Restated By-laws of
                    Registrant (incorporated by
                    reference to Exhibit No. 3.4 filed
                    as part of the Registrant's
                    Registration Statement No. 33-
                    74222-NY).

          4.1   -   Form of Registrant's Common Stock
                    Certificate (incorporated by
                    reference to Exhibit No. 4.1 filed
                    as part of the Registrant's
                    Registration Statement No. 33-
                    74222-NY).

          4.2   -   Form of Warrant Agreement and Form
                    of Warrant Certificates
                    (incorporated by reference to
                    Exhibit No. 4.2 filed as part of
                    the Registrant's Registration
                    Statement No. 33-74222-NY).

          4.3 - Rights Agreement dated as of October 24, 1995 between the Registrant and Continental Stock Transfer & Trust Company, which includes as exhibits the Form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Shares as Exhibit B (incorporated by reference to Exhibit No. 4.1 filed as part of the Registrant's Registration Statement on Form 8-A (File No. 1-12938) filed with the Securities and Exchange Commission on October 27, 1995).

                            SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Dated:  January 16, 1997


                              INTERSTATE NATIONAL DEALER
                                   SERVICES, INC.



                              By: /s/ Chester J. Luby
                                  -------------------------
                                 Chester J. Luby, Chairman and
                                 Chief Executive Officer